Exhibit 10.1

EXECUTION VERSION

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “ Forbearance Agreement”), dated as of August 31, 2009, is entered into by and among certain holders of the 8-1/2% Senior Subordinated Notes due 2015 (“Notes”) issued pursuant to an indenture dated as of January 31, 2005 (the “Indenture”) among the Issuer (as defined below), certain guarantors (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A.(f.k.a. The Bank of New York Trust Company, N.A.), as Trustee (the “Trustee”), which holders are signatories hereto (each individually a “Holder” and collectively, “Holders”), and Accuride Corporation, a Delaware corporation (“Issuer”).

W I T N E S S E T H:

WHEREAS, the Issuer has not paid the $11,687,500 of interest on the Notes due on August 3, 2009;

WHEREAS, pursuant to Section 501(ii) of the Indenture, such failure is not an Event of Default for a period of 30 days after the due date (such 30-day period, a “grace period”);

WHEREAS, the Issuer is engaged in discussions with lenders under its Senior Credit Facilities and with the Holders regarding a restructuring of its capital structure (a “Restructuring”);

WHEREAS, the Issuer has requested, among other things, that Holders provisionally forbear from exercising their rights and remedies under the Indenture and the Notes as a result of the foregoing default;

WHEREAS, the parties hereto desire to enter into this Forbearance Agreement to evidence and effectuate such provisional forbearance, subject to the terms and conditions and to the extent set forth herein; and

WHEREAS, Holders are willing to agree to provisionally forbear from exercising their rights and remedies under the Notes and the Indenture and applicable law, subject to the terms and conditions and to the extent set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1.             Definitions

1.1           Definitions.  As used herein, the following terms shall have the respective meanings given to them below:

(a)           “Forbearance Agreement” shall mean this Forbearance Agreement by and among Issuer and Holders, as the same now exists or may hereafter be amended, modified, extended, renewed, restated or replaced.

(b)           “Forbearance Termination Date” shall mean the earliest to occur of September 30, 2009, or the date of the occurrence of any Termination Event.

(c)           “Second Temporary Waiver” shall mean that certain Second Temporary Waiver Agreement, dated as of August 14, 2009, by and among Accuride Corporation, Accuride Canada Inc., the lenders party thereto and Citicorp USA, Inc.

(d)           “Second Temporary Waiver Termination Date” shall have the meaning ascribed to it in the Second Temporary Waiver.

(e)           “Senior Credit Facilities” shall mean the credit agreement dated as of January 31, 2005, as amended from time to time, among the Issuer, Accuride Canada Inc., a corporation organized and existing under the law of the Province of Ontario, the lenders named therein, Deutsche Bank Trust Company Americas (as successor to Citicorp USA, Inc.), as the administrative agent, and other agent parties thereto.

(f)            “Termination Event” shall mean the occurrence of any of the following events:

(i)            any Event of Default, other than the Specified Default;

(ii)           any breach of any of the conditions or agreements provided in this Forbearance Agreement, including, without limitation, the covenant set forth in Section 4.2 (it being agreed that prior to declaring a Termination Event for failure to satisfy the covenant in Section 4.2, the Holders or their representative must first provide the Company with notice of the breach and at least five (5) full business days to cure such breach);

(iii)          the Trustee pursues any other remedies or rights permitted under Section 502 or 503 of the Indenture (notwithstanding its having received the notice required by the last sentence of Section 2.1(a));

(iv)          the lenders under the Senior Credit Facilities accelerate the obligations under the Senior Credit Facilities or pursue any remedies or rights in respect of the Senior Credit Facilities permitted by Section 7.01 of the Senior Credit Facilities; or

(v)           the lenders under the Senior Credit Facilities do not extend the Second Temporary Waiver Termination Date through and including at least September 30, 2009 or otherwise grant an additional waiver of any Default or Event of Default (each as defined in the Senior Credit Facilities) under the Senior Credit Facilities or agree to forbear from taking any Enforcement Action (as defined in the Second Temporary Waiver) through and including at least September 30, 2009, on or before September 15, 2009.

1.2           Interpretation.  All capitalized terms used herein shall have the meanings assigned thereto in the Indenture unless otherwise defined herein.

2.             Provisional Forbearance as to Specified Default

2.1           Acknowledgment of Default.

(a)           The Issuer hereby acknowledges and agrees that (i) $11,687,500 of interest on the Notes due August 3, 2009 was not paid, and that 30 days thereafter, if such interest remains unpaid, it would constitute an Event of Default, (the “Specified Default”) and (ii) immediately upon the occurrence of the Specified Default, the Trustee or Holders of at least 30% of the principal amount of outstanding Notes would be entitled to exercise certain rights and remedies under the Indenture, the Notes and applicable law.  The Issuer hereby represents and warrants that except for the Specified Default, no other defaults or Events of Default under the Indenture have occurred and are continuing as of the date hereof.  Except as expressly set forth in this Forbearance Agreement, the agreements of the Trustee and Holders hereunder to forbear provisionally in the exercise of their respective rights and remedies under the Indenture in respect of the Specified Default until the Forbearance Termination Date does not in any manner whatsoever limit any right of any of the Trustee and Holders to insist upon strict compliance by the Issuer with this Forbearance Agreement, the Indenture or the Notes.  The Holders, however, agree to have their representatives inform the Trustee of this Forbearance Agreement and of their desire to have the Trustee act consistently with the  forbearance arrangements provided for herein.

(b)           Holders have not waived presently, do not intend to waive and may never waive the Specified Default, and nothing contained herein or the transactions contemplated hereby shall be construed or interpreted to constitute any such waiver.  The Trustee’s and the Holders’ actions in entering into this Forbearance Agreement are without prejudice to the rights of any of the Trustee and the Holders to pursue any and all remedies under the Indenture pursuant to applicable law or in equity available to it in its sole discretion upon the termination (whether upon expiration thereof, upon acceleration or otherwise) of this Forbearance Agreement.

2.2           Forbearance.

(a)           Subject to satisfaction of the conditions precedent specified in Section 5 below, each Holder hereby agrees to forbear, and directs the Trustee to forbear, from exercising their respective rights and remedies under the Indenture, the Notes and applicable law, should the Specified Default occur, until the Forbearance Termination Date.

(b)           Upon the Forbearance Termination Date, the agreement of each Holder to forbear, and direct the Trustee to forbear, with respect to the Specified Default shall automatically and without further action immediately terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit Trustee and/or Holders to immediately exercise their respective rights and remedies under the Notes and Indenture, applicable law or otherwise with respect to the Specified Default, or any other Events of Default, which shall exist or shall have occurred and be continuing at such time.

2.3           No Waivers; Reservation of Rights.  Holders have not waived, are not by this Forbearance Agreement waiving and have no intention of waiving, any Defaults or Events of Default that have occurred or which may be continuing on the date hereof or any Defaults or Events of Default which may occur after the date hereof (whether the same or similar to the Specified Default or otherwise), and except as expressly set forth herein solely with respect to the Specified Default, Holders have not agreed to forbear with respect to any of its rights or remedies concerning any Defaults or Events of Default, which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

3.             Representations and Warranties

The Issuer hereby represents, warrants and covenants with and to Holders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof:

3.1           This Forbearance Agreement has been duly authorized, executed and delivered by Issuer and is in full force and effect as of the date hereof.  The agreements and obligations of the Issuer contained herein constitute the legal, valid and binding obligations of the Issuer enforceable by Holders against it in accordance with their respective terms, except as such enforceability may be limited by an applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity regardless of whether considered a proceeding in equity or at law.

3.2           The execution, delivery and performance of this Forbearance Agreement are all within the Issuer’s corporate powers.  Neither the execution, delivery or performance of this Forbearance Agreement by the Issuer, nor the consummation of the transactions contemplated herein, nor compliance with the provisions hereof (a) has violated or will violate any law or regulation or any order or decree of any court or governmental authority in any respect, or (b) does or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, security agreement, agreement or instrument to which Issuer is a party or Issuer or its property may be bound, or (c) has violated or will violate any provision of the certificate of incorporation, by-laws or other organizational or governing documents of the Issuer, or (d) has or will result in, or require, the creation or imposition of any lien, charge, security interest or other encumbrance on any of the assets or properties of the Issuer.

4.             Restructuring Milestones and Related Covenant

4.1           The Issuer will:

(a)           deliver to Holders’ counsel a final term sheet in form and substance satisfactory to Holders (the “Final Term Sheet”) on or before September 15, 2009; and

(b)           deliver to Holders’ counsel a written acknowledgement of the Steering Committee of the lenders under the Senior Credit Facilities affirming that the Final Term Sheet is in form and substance satisfactory to such lenders on or before September 15, 2009.

Any of the dates set forth in this Section 4.1 may be extended with the consent of Holders holding a majority of the principal amount of the Notes then outstanding.

4.2           The Special Committee of the Board of Directors of Accuride and its advisors will diligently pursue negotiations with Holders (or a designated subset of Holders) of the terms of a Restructuring and will conduct such negotiations in good faith.  If the Special Committee of the Board of Directors of Accuride and its advisors fail to pursue good faith negotiations with the Holders (or a designated subset of Holders) for a Restructuring, the Holders (or a designated subset of Holders) or their representative may provide the Company with notice of the breach of this Section 4.2, and if such breach is not cured in five (5) business days, they may terminate this Forbearance Agreement and shall have no further recourse against the Company on account of such breach.

5.             Conditions to Effectiveness

The effectiveness of the forbearance made pursuant to this Forbearance Agreement shall be subject to the satisfaction of each of the following conditions precedent and the effective date of this Forbearance Agreement (the “Effective Date”) shall be on the date on which each of the following conditions precedent has been satisfied:

5.1           The Issuer or its counsel shall have received counterparts of this Forbearance Agreement, duly authorized, executed and delivered, by Holders of a percentage of the principal amount of the outstanding Notes that is reasonably acceptable to the Issuer as indicated by a written confirmation provided by the Issuer to the counsel to the “ad hoc committee” of Holders of the Notes.

5.2           The Issuer shall have paid, or concurrently herewith will pay, all reasonable documented fees and expenses (including attorney fees) of the Trustee as of the date hereof and all reasonable documented fees and expenses of the Holders as of the date hereof (including one attorney for all Holders, which is currently Milbank, Tweed, Hadley & Mccloy LLP and the fees of a single financial advisor for all Holders) incurred in connection with the Forbearance Agreement and the discussions regarding a restructuring of its capital structure.

6.             Provisions of General Application

6.1           Effect of this Forbearance Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Notes and Indenture are intended or implied and in all other respects the Notes and Indenture are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.

6.2           Merger.  This Forbearance Agreement and the documents executed in connection herewith represent the entire expression of the agreement of the Issuer and Holders regarding the matters set forth herein. No modification, rescission, waiver, release or amendment of any provision of this Forbearance Agreement shall be made, except by a written agreement signed by the Issuer and Holders.

6.3           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.   THIS FORBEARANCE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE ISSUER AND EACH HOLDER HEREBY

IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FORBEARANCE AGREEMENT AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER AND EACH HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

6.4           Binding Effect; No Third Party Beneficiaries.  This Forbearance Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, including, with respect to each Holder, its successor-in-interest with respect to the Notes.  This Forbearance Agreement is solely for the benefit of each of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Forbearance Agreement.

6.5           Severability.  In case any provision of this Forbearance Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6           Counterparts.  This Forbearance Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Forbearance Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Forbearance Agreement by facsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Forbearance Agreement.  Any party delivering an executed counterpart of this Forbearance Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Forbearance Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Forbearance Agreement as to such party or any other party.

7.             Release of Claims.

The Issuer, on behalf of itself, and any Person claiming by, through, or under such Issuer (collectively, the “Issuer Group”) acknowledges that it has no claim, counterclaim, setoff, recoupment, action or cause of action of any kind or nature whatsoever (“Claims”) against all or any of the Trustee or any of the Holders or any of their respective directors, officers, employees, agents, attorneys, financial advisors, legal representatives, affiliates, shareholders, partners, successors and assigns (the Trustee or any of the Holders and their respective directors, officers, employees, agents, attorneys, financial advisors, legal representatives, affiliates, shareholders, partners, successors and assigns are jointly and severally referred to as the “Holder Group”), that directly or indirectly arise out of or are based upon or in any manner connected with any “Prior Event” (as defined below), and the Issuer on behalf of itself and all the other members of the Issuer Group hereby releases each member of the Holder Group from any liability whatsoever should any Claims nonetheless exist.  As used herein the term “Prior Event” means any transaction, event, circumstances, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Forbearance Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to or by virtue of any terms of the Indenture, this Forbearance Agreement, or any of the transactions contemplated herein or therein or any oral or written agreement relating to any of the foregoing, including without limitation any approval or acceptance given or denied.  Notwithstanding the foregoing, this Section 7 shall not apply to (i) Claims directly or indirectly arising out of or based upon any breach of the confidentiality agreement entered into between a member of the Holder Group and the Issuer, if any, in connection with the Restructuring, or (ii) any Claims of bad faith or willful misconduct on the part of the Holder Group, in each case relating to breach or conduct, as the case may be, which occurred or existed and was unknown to the Issuer prior to the execution of this Forbearance Agreement. This Section 7 shall survive the termination of this Forbearance Agreement.

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